EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 21, 1999, except for Note 22, which is dated February 10, 1999, accompanying the consolidated financial statements of Sterling Financial Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement and Proxy Statement/ Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus and to the use of our name as it appears under the caption "Experts."





Lancaster, Pennsylvania                       Trout Ebersole & Groff, LLP
April 21, 1999                                Certified Public Accountants